Exhibit 99.1

BankAtlantic Bancorp Announces Plans for Spin-Off Of Its Real Estate Development Subsidiary - Levitt Corporation


     FORT LAUDERDALE, Fla., April 3/ -- BankAtlantic Bancorp, Inc. (NYSE: BBX) today announced that its Board of Directors has authorized management to initiate a process to separate its real estate development subsidiary, Levitt Corporation, from BankAtlantic Bancorp through a tax-free spin-off which would result in Levitt Corporation becoming a separate publicly traded company.

     BankAtlantic Bancorp intends to request a private letter ruling from the Internal Revenue Service (IRS) that the distribution of Levitt's shares to BankAtlantic Bancorp's shareholders will be tax-free to BankAtlantic Bancorp and to holders of BankAtlantic Bancorp stock. Subject to receipt of the private letter ruling and any required regulatory approval, BankAtlantic Bancorp would expect the Levitt Corporation spin-off to take place in the third or fourth quarter of this year.


     Chief Executive Officer Alan B. Levan noted, "Levitt has grown significantly in the past several years, and has clearly established a successful track record. In deciding on this course of action, we determined that Levitt Corporation's future growth prospects would be better met as a free-standing entity, with independent access to capital and debt markets. Further, we believe this action will augment the ability of our banking subsidiary, BankAtlantic, to expand its capital access and improve its growth potential. Both companies anticipate accessing the capital markets to fund this growth, and this transaction we believe will assist in those financings. As an added benefit, we believe institutional investors, traditional bank investors and Wall Street in general prefer a more conventional business structure. While most financial service investors understand the value of the combined traditional synergies of community banking (BankAtlantic) and investment banking and retail brokerage (Ryan Beck & Co.), we believe that many investors perceive a "disconnect" between these financial services entities and our real estate development subsidiary. Levitt Corporation has delivered solid results and has been a consistent performer. However, we do not believe Levitt's value and contribution has been fully reflected in the pricing of BankAtlantic Bancorp's stock. In spinning off Levitt Corporation, we would be returning BankAtlantic Bancorp to its more traditional roots as a Florida-based financial services and banking company, creating a separate, premier real estate development company. As a result, our hope is to unlock shareholder value, increase investor interest, and result in each company trading at multiples more comparable with their respective market sector peer groups."

     "After completion of this proposed transaction, Levitt Corporation would be owned by the shareholders of BankAtlantic Bancorp on a basis that mirrors their present holdings. Based on certain assumptions utilized, in 2002 the new publicly held Levitt Corporation would have had gross revenues of $207.8 million, cost of sales of $159.7 million, after tax earnings of $19.6 million, and equity of $97.4 million, if this transaction had been in place for the full year. The book value of BankAtlantic Bancorp was $8.05 per share at December 31, 2002. After giving effect to the dividend of the Levitt shares in the spin-off, the book value of the BankAtlantic Bancorp shares would have been approximately $6.38 per share, if the transaction had been in place December 31, 2002. Levitt anticipates effecting a "reverse split" of its stock to bring the book value per share of the post-spin Levitt to a normal range. Attached are pro-forma financial statements for Levitt Corporation and BankAtlantic Bancorp reflecting the proposed spin-off."

     Mr. Levan continued, "While we are extremely proud of our record results of BankAtlantic and Levitt in 2002, we are mindful of the enormous opportunities that await us and the competitive advantage our strategies and initiatives have helped to create." Some of the highlights from 2002 for Levitt Corporation and BankAtlantic include:


Levitt Corporation:


     The Levitt Corporation spin-off will include all of the Levitt 100% owned subsidiaries including Levitt and Sons, Core Communities, and Levitt Commercial. Levitt Corporation also maintains a 40% ownership interest in Bluegreen Corporation (NYSE: BXG).


     Levitt and Sons is America's oldest homebuilder and America's first builder of planned suburban communities, and is best known for creating New York's Levittown, Long Island and Levittown, PA. After building approximately 200,000 homes in over 74 years, the Levitt legacy continues and currently develops single and multi-family homes for active adults and families throughout Florida.

Core Communities develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre community with 4,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition". Now under development on Florida's Treasure Coast in St. Lucie County, Tradition will feature 5,600 residences, a commercial town center and a world-class corporate park.


Levitt Commercial specializes in development, re-development, and joint venture opportunities in industrial and retail properties.


Bluegreen Corporation:


In 2002, the Company together with Levitt Corporation acquired a 40% ownership interest in Bluegreen Corporation (NYSE: BXG - ). Bluegreen Corp. engages in the acquisition, development, marketing and sale of drive-to vacation resorts, golf communities and residential land. Bluegreen's resorts are located in a variety of popular vacation destinations throughout the United States, Florida, and Aruba. Bluegreen land operations are predominantly located in the Southeastern and Southwestern United States.

     Levitt Corporation:
     Full Year, 2002 Compared to Full Year, 2001
     * Pretax income increased to $25.8 million vs. $11.6 million in the prior year, an increase of 122%.
     * Return on tangible equity improved to 15.3% from 10.6% in 2001. * Total revenue increased 47% to $56.7 million, up from $38.6 million.

In 2002, BankAtlantic changed the landscape of banking in Florida through its "Florida's Most Convenient Bank" initiative. This initiative includes free checking accounts, seven day branch banking, extended lobby hours, a 24 hour live customer service center and dozens of new product and service initiatives with the goal of branding BankAtlantic as the most innovative, entrepreneurial, and convenient bank in Florida.

As a result of the transformation of BankAtlantic, we were successful in increasing the percentage of low cost deposits (demand, NOW and savings accounts) to total deposits from 27% to 35%, at the end of 2002. These low cost deposits grew $212 million, a 35% year-over-year increase on a "same store" basis. Across our system, we opened approximately 77,000 new demand and NOW checking accounts in 2002, a level approximately 134% higher than our experience in 2001.

With the combination of our increased visibility resulting from our "Florida's Most Convenient Bank" initiative, which includes the strong branding powered by our seven-day branch banking initiatives, the largest Florida-based bank branch network, 51 years of experience, "Totally Free" Checking and our menu of diverse and differentiated products and services, and the many core advantages that distinguish us from other Florida banks, we believe BankAtlantic is a pioneer in banking and financial services in Florida.

     BankAtlantic:
     Full Year, 2002 Compared to Full Year, 2001
     * Total average loans grew to $3.5 billion vs. $3.0 billion, an increase of 17%.
     * Average commercial real estate loans increased to $1.5 billion vs.
       $1.1 billion, an increase of 36%.
     * Average residential loans increased to $1.4 billion vs. $1.3 billion, an increase of 8%.
     * Average small business loans increased to $146 million vs. $98 million, an increase of 49%
     * Annual average total deposits increased to $2.9 billion vs.
       $2.3 billion, an increase of 26%. Excluding acquisitions, deposits increased to $2.4 billion vs. $2.3 billion.
     * Average low cost deposits increased 51% to $865 million. Excluding acquisitions, low cost deposits increased to $706 million vs.
       $572 million.
     * Non-interest bearing demand deposits now constitute 16% of deposit balances, up from 13% last year.
     * Net charge offs declined to 0.57% of average loans vs. 0.64%. * Non-performing assets decreased to $29.9 million vs. $42.9 million * Non-interest income increased to $53.3 million vs. $37.5 million, or
       42%.

     BankAtlantic Bancorp:
     Full Year, 2002 Compared to Full Year, 2001
     * Net income for 2002 was a record $50.3 million, an increase of 56%, compared to $32.2 million in 2001.
     * On a per share basis (fully diluted), net income for 2002 increased 25% to $0.81, from $0.65 during the corresponding 2001 period.
     * Return on tangible equity was 14.14% vs. 12.87%.

Mr. Levan concluded, "We believe the proposed spin-off is a win-win scenario for our shareholders. The banking and the real estate sectors have been two of the strongest and most durable segments in Florida's economy and we have enjoyed being a leader in both of these sectors."

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX - News) is a diversified financial services holding company and the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development. BankAtlantic Bancorp is one of the largest financial institutions headquartered in the State of Florida.

About Levitt Corporation:

Levitt Corporation is the parent company of Levitt and Sons, Core Communities, and Levitt Commercial. Levitt Corporation also maintains a 40% ownership interest in Bluegreen Corporation (NYSE: BXG ).

Levitt and Sons is America's oldest homebuilder and America's first builder of planned suburban communities, and is best known for creating New York's Levittown, Long Island and Levittown, PA. After building approximately 200,000 homes in over 74 years, Levitt and Sons currently develops single and multi-family homes for active adults and families throughout Florida.

Core Communities develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre community with 4,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition". Now under development on Florida's Treasure Coast in St. Lucie County, Tradition features 5,600 residences, a commercial town center and a world-class corporate park.

Levitt Commercial specializes in development, re-development, and joint venture opportunities in industrial and retail properties.

Bluegreen Corporation:

Levitt Corporation acquired a 40% ownership interest in Bluegreen Corporation (NYSE: BXG ). Bluegreen Corp. engages in the acquisition, development, marketing and sale of drive-to vacation resorts, golf communities and residential land. The Company's resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach and Charleston, South Carolina; Branson, Missouri; Wisconsin Dells and Gordonsville, Wisconsin; Aruba and throughout Florida. Bluegreen Corp.'s land operations are predominantly located in the Southeastern and Southwestern United States.

BankAtlantic, "Florida's Most Convenient Bank," is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division -- BankAtlantic.com. BankAtlantic has 73 branch locations, operates more than 180 conveniently located ATMs and offers extended hours. Visit BankAtlantic's website for further information at www.BankAtlantic.com.

    Seven-Day Branch Banking-Monday through Sunday

     Extended branch lobby hours are 8:30AM-5:00PM, Monday through Wednesday, and 8:30AM-8:00PM, Thursday and Friday.

     Extended drive-thru hours are 7:30AM-8:00PM, Monday through Friday.

     Saturday branch lobby hours are 8:30AM-3:00PM, and drive-thru hours are 7:30AM-6:00PM

     Sunday branch lobby hours are 11:00AM-4:00PM, and drive-thru hours are 11:00AM-4:00PM

     Ryan Beck & Co. is a full-service broker dealer engaging in underwriting, market making, distribution, and trading of equity and debt securities. The firm also provides money management services, general securities brokerage, including financial planning for the individual investor, consulting and financial advisory services to financial institutions and middle market companies. Ryan Beck & Co. also provides independent research in the financial institutions, healthcare, technology, and consumer product industries. Ryan Beck & Co. has in excess of 500 financial consultants located in 42 offices nationwide.

    For further information, please visit our websites:

     www.BankAtlantic.com
     www.LevittandSons.com
     www.CoreCommunities.com
     www.LevittCommercial.com
     www.RyanBeck.com
     www.Cumber.com
     www.GMSgroup.com

o To receive future news releases or announcements directly via email, please access the e-News banner on the Investor Relations page at www.BankAtlantic.com.

     BankAtlantic Bancorp Contact Info:

     Investor Relations: Leo Hinkley, Phone: (954) 760-5317,
     Fax: (954) 760-5415 or InvestorRelations@BankAtlantic.com

     Mailing Address: 1750 East Sunrise Boulevard, Fort Lauderdale, FL 33304

     Corporate Communications: Sharon Lyn, Phone: (954) 760-5402 or CorpComm@BankAtlantic.com

     BankAtlantic and Levitt Corporation Public Relations: Hattie Harvey,
     Phone: (954) 760- 5383,

     Public Relations for BankAtlantic: Boardroom Communications, Caren Berg,
     Phone: (954) 370-8999 or caren@boardroompr.com

Matters discussed in this press release contain forward-looking statements within the meaning of the private Securities Litigation Reform Act of 1995. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. ("the Company") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control, including that the conditions relating to regulatory approval and the tax-free nature of the spin-off may not be met, that business, economic, or market conditions may make the spin-off less advantageous to BankAtlantic Bancorp and Levitt, that Levitt will not be successful as an separate publicly traded company, that it will not have additional access to capital or debt markets or that such markets may prove to be more expensive than currently available, that the Board may in the future conclude that it is not in the best interest of the Company or the shareholders to pursue the spin-off and other factors detailed in reports filed by the Company with the Securities and Exchange Commission, including specifically those factors relating to Levitt's growth and operations. Further, the attached pro forma information provided may not be indicative of the results or financial positions of the separate companies after the spin-off. The assumptions utilized and the adjustments made in connection with the preparation of the pro forma may not prove to be accurate.

                                                                      ATTACHMENT

                              PRO FORMA INFORMATION

The following unaudited Summary Pro Forma Statements of Financial Condition of BankAtlantic Bancorp, Inc. ("BBX") and Levitt Corporation ("Levitt") as of December 31, 2002, and the unaudited Pro Forma Summary Statements of Operations for the year ended December 31, 2002, have been prepared to reflect the distribution of Levitt's common stock to BBX's shareholders through a tax-free spin-off. Additionally the following transactions were assumed to have occurred prior to the spin-off: (i) the transfer of ownership of BBX's interest in Bluegreen Corporation to Levitt; and (ii) Levitt issues a $13.5 million note to BBX as a dividend. The accounting for the spin-off represents a transfer of nonmonetary assets to BBX's shareholders in a reorganization of companies under common control and, accordingly, will be reflected at historical cost.


The unaudited Summary Pro Forma Statements of Financial Condition have been prepared as if the spin-off and the spin-off transactions occurred on December 31, 2002. The unaudited Pro forma Summary Statements of Operations have been prepared as if the spin-off and the spin-off transactions occurred on January 1, 2002. The unaudited pro forma financial information set forth below was prepared based on available information and upon certain assumptions that management believes are reasonable but such information is not necessarily indicative of the results that would actually have occurred if the spin-off and the spin-off transactions had been consummated as of December 31, 2002, or January 1, 2002, or results which may be obtained in the future.


         The Consolidating Pro Forma Worksheets summarize (i) the adjustments that were eliminated in consolidation in the BankAtlantic Bancorp financial statements as originally reported that are reflected as assets, liabilities, income and expenses in the pro forma post spin-off financial statements, as well as, (ii) the affect of the spin-off transactions on BBX's and Levitt's pro forma financial statements.


               SUMMARY PRO FORMA STATEMENTS OF FINANCIAL CONDITION
                             (Unaudited) - See Notes
                          As of December 31,  2002

                                             BankAtlantic Bancorp      Levitt
                                          As Originally                 Pro
     (In thousands)                         Reported     Pro Forma     Forma
     --------------                         --------     ---------     -----
     ASSETS
     Cash and short-term investments         $250,745     $240,032    $19,001
     Investments                            1,171,495    1,171,495         --
     Loans                                  3,372,630    3,463,030      6,082
     Real estate held for development and
      sale                                    252,087       24,233    202,377
     Investment in unconsolidated real
      estate subsidiary                        60,695           --     60,695
     Other assets                             313,359      306,231     10,670
                                              -------      -------     ------
                Total Assets               $5,421,011   $5,205,021   $298,825
                                           ==========   ==========   ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits                              $2,920,555   $2,920,555        $--
     FHLB Advances                          1,297,170    1,297,170         --
     Other short-term borrowings              116,279      124,567         --
     Other long-term borrowings               374,191      284,251    160,945
     Other liabilities                        243,482      206,540     40,484
                                              -------      -------     ------
              Total Liabilities             4,951,677    4,833,083    201,429
     Stockholders' equity                     469,334      371,938     97,396
                                              -------      -------     ------
     Total Liabilities and Stockholders'
                   Equity                  $5,421,011   $5,205,021   $298,825
                                           ==========   ==========   ========

    Notes:
    1) These pro forma schedules reflect the statements of financial condition and statements of operations for BankAtlantic Bancorp as originally reported for the year ended December 31, 2002, and as they would have been reported for BankAtlantic Bancorp and Levitt Corporation if the proposed spin-off had occurred as of January 1, 2002.

    2) Included in the pro forma statements of financial condition and the pro forma statements of operations were adjustments that were eliminated in consolidation in the BankAtlantic Bancorp financial statements as originally reported that became assets, liabilities, income and expenses upon post spin-off in the pro forma financial statements.

    3) Certain adjustments have been made relating to the transfer of ownership of BankAtlantic Bancorp's interest in Bluegreen Corporation and adjustments to the debt owed by Levitt to BankAtlantic Bancorp. These adjustments reflect management's current plans for structuring this transaction.

    4) Gains on the sale of real estate and joint venture activity is presented net of cost of sales. Levitt's pro forma includes gross revenues from real estate activity of $207.8 million, costs associated with those sales of $159.7 million and income from joint venture activities of approximately $400,000.


                   SUMMARY PRO FORMA STATEMENTS OF OPERATIONS
                             (Unaudited) - See Notes

                                        For the Year Ended December 31, 2002
                                            BankAtlantic Bancorp      Levitt
                                       As Originally                   Pro
     (In thousands)                         Reported    Pro Forma     Forma
     --------------                         --------    ---------     -----

     Net interest income                    $157,808    $159,472       $162
     Provision for loan losses                14,077      14,077         --
                                              ------      ------
     Net interest income after provision
      for loan losses                        143,731     145,395        162
                                             -------     -------        ---

     Non-interest income:
     Service charges and other banking
      fees                                    40,566      40,566         --
     Investment banking income               151,156     151,156         --
     Gains on sales of real estate and
      joint venture activities                51,650       1,303     48,521
     Income from unconsolidated real
      estate subsidiary                        5,349          --      5,349
     Gains (losses) on sales of  assets
      and redemption of debt                   7,293       7,293         --
     Impairment of securities                (18,801)    (18,801)        --
     Other                                    11,105       9,233      1,892
                                              ------       -----      -----
          Total non-interest income          248,318     190,750     55,762
                                             -------     -------     ------
     Non-interest expense:
     Employee compensation and benefits      198,948     184,965     13,983
     Restructuring and acquisition
      related charges and impairments          5,932       5,932         --
     Other                                   129,600     113,516     16,104
                                             -------     -------     ------
         Total non-interest expense          334,480     304,413     30,087
                                             -------     -------     ------
     Income before income taxes,
      extraordinary items and
      cumulative effect of a change in
       accounting principle                   57,569      31,732     25,837
     Provision for income taxes               15,876       9,597      6,279
                                              ------       -----      -----
     Income before extraordinary items
      and cumulative effect of a
      change in accounting principle          41,693      22,135     19,558
     Extraordinary items, net of tax          23,749      23,749         --
     Cumulative accounting change,
      net of tax                             (15,107)    (15,107)        --
                                             -------     -------     -------
     GAAP net income                         $50,335     $30,777    $19,558
                                             =======     =======    =======

     Reconciliation of Operating and GAAP
      Net Income *
     GAAP net income before extraordinary
      items and cumulative
     accounting change                       $41,693     $22,135    $19,558
     Restructuring charges and write-downs       655         655         --
     Cost associated with debt redemption      2,031       2,031         --
     Loss on mutual funds associated with
      Gruntal deferred comp plan               1,493       1,493         --
     Acquisition and conversion related
      charges                                  3,250       3,250         --
     Impairment of securities                 12,221      12,221         --
                                              ------      ------      ------
     Operating net income                    $61,343     $41,785    $19,558
                                             =======     =======    =======

     * Net income as determined by GAAP is adjusted to "operating net income" by adjusting for itemized extraordinary and non-operating items. The Company believes that this adjustment is appropriate so as to allow investors to see financial information on the same basis as used by management in evaluating its various operations.


                                CONSOLIDATING PRO FORMA WORKSHEET
                              PRO FORMA STATEMENTS OF FINANCIAL CONDITION
                                             (Unaudited)

                                                As of December 31, 2002
                                               BBX        Levitt
                                                As          As
                                            Originally  Originally Eliminating
     (In thousands)                          Reported   Reported   Adjustments
                                             --------   --------   -----------
     ASSETS
     Cash and short-term investments          $250,745     19,001      8,288
     Investments                             1,171,495         --         --
     Loans                                   3,372,630      6,082     82,982
     Real estate held for development and
      sale and joint ventures                  252,087    202,377    (25,477)
     Investment in unconsolidated
      real estate subsidiary                    60,695     57,332         --
     Other Assets                              313,359     10,670      3,542
                                               -------     ------      -----
                Total Assets                $5,421,011    295,462     69,335
                                            ==========    =======     ======

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits                               $2,920,555         --         --
     FHLB Advances                           1,297,170         --         --
     Other short-term borrowings               116,279         --      8,288
     Other long-term borrowings                374,191    147,445     57,505
     Other liabilities                         243,482     40,484      3,542
                                               -------     ------      -----
              Total Liabilities              4,951,677    187,929     69,335
     Stockholders' Equity                      469,334    107,533         --
                                               -------    -------     -------
              Total Liabilities and
               stockholders' equity         $5,421,011    295,462     69,335
                                            ==========    =======     ======


                                   CONSOLIDATING PRO FORMA WORKSHEET
                              PRO FORMA STATEMENTS OF FINANCIAL CONDITION
                                             (Unaudited)

                                        As of December 31, 2002

                                                BBX       Spin Off     BBX
                                               Post      Transact-     Pro
     (In thousands)                           Levitt       ions       Forma
                                              ------       ----       -----
     ASSETS
     Cash and short-term investments          240,032        --      240,032
     Investments                            1,171,495        --    1,171,495
     Loans                                  3,449,530    13,500    3,463,030
     Real estate held for development and
      sale and joint ventures                  24,233        --       24,233
     Investment in unconsolidated
      real estate subsidiary                    3,363    (3,363)          --
     Other Assets                             306,231        --      306,231
                                              -------    -------     -------
                Total Assets                5,194,884    10,137    5,205,021
                                            =========    ======    =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits                               2,920,555        --    2,920,555
     FHLB Advances                          1,297,170        --    1,297,170
     Other short-term borrowings              124,567        --      124,567
     Other long-term borrowings               284,251        --      284,251
     Other liabilities                        206,540        --      206,540
                                              -------    -------     -------
              Total Liabilities             4,833,083        --    4,833,083
     Stockholders' Equity                     361,801    10,137      371,938
                                              -------    ------      -------
                Total Liabilities and
                 stockholders' equity       5,194,884    10,137    5,205,021
                                            =========    ======    =========


                                   CONSOLIDATING PRO FORMA WORKSHEET
                              PRO FORMA STATEMENTS OF FINANCIAL CONDITION
                                             (Unaudited)

                                         As of December 31, 2002
                                             Levitt
                                               As
                                            Originally    Spin Off     Levitt
     (In thousands)                          Reported   Transactions Pro Forma
     --------------                          --------   ----------------------
     ASSETS
     Cash and short-term investments          19,001          --      19,001
     Investments                                   -          --          --
     Loans                                     6,082          --       6,082
     Real estate held for development and
      sale and joint ventures                202,377          --     202,377
     Investment in unconsolidated real
      estate subsidiary                       57,332       3,363      60,695
     Other Assets                             10,670          --      10,670
                                              ------    -------       ------
                Total Assets                 295,462       3,363     298,825
                                             =======       =====     =======

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits                                     --          --          --
     FHLB Advances                                --          --          --
     Other short-term borrowings                  --          --          --
     Other long-term borrowings              147,445      13,500     160,945
     Other liabilities                        40,484          --      40,484
                                              ------    -------       ------
              Total Liabilities              187,929      13,500     201,429
                                             -------      ------     -------
     Stockholders' Equity                    107,533     (10,137)     97,396
                                             -------     -------      ------
              Total Liabilities and
               stockholders' equity          295,462       3,363     298,825
                                             =======       =====     =======


                                  PRO FORMA STATEMENTS OF OPERATIONS
                                             (Unaudited)

                                 For the Year Ended December 31, 2002
                                                BBX       Levitt
                                                As          As
                                            Originally  Originally Eliminating
     (In thousands)                          Reported    Reported  Adjustments
                                             --------    --------  -----------

     Net interest income                     $157,808        871      1,826
     Provision for loan losses                 14,077         --         --
                                               ------         ---      -----
     Net interest income after provision
      for loan losses                         143,731        871      1,826
                                              -------        ---      -----

     Non-interest income:
     Service charges and other banking
      fees                                     40,566         --         --
     Investment banking income                151,156         --         --
     Gains on sales of real estate and
      joint venture activities                 51,650     48,521     (1,826)
     Income from unconsolidated real
      estate subsidiary                         5,349      4,570         --
     Gains (losses) on sales of  assets
      and redemption of debt                    7,293         --         --
     Impairment of securities                 (18,801)        --         --
     Other                                     11,105      1,892         20
                                               ------      -----         --
          Total non-interest income           248,318     54,983     (1,806)
                                              -------     ------     ------
     Non-interest expense:
     Employee compensation and benefits       198,948     13,983         --
     Restructuring and acquisition related
      charges and impairments                   5,932         --         --
     Other                                    129,600     16,104         20
                                              -------     ------         --
         Total non-interest expense           334,480     30,087         20
                                              -------     ------         --
     Income before income taxes,
      extraordinary items and
        cumulative effect of a change in
         accounting principle                  57,569     25,767         --
     Provision for income taxes                15,876      6,254         --
                                               ------      -----     -------
     Income before extraordinary items
      and cumulative effect of a
      change in accounting principle          $41,693     19,513         --
                                              =======     ======     ======


                                  PRO FORMA STATEMENTS OF OPERATIONS
                                             (Unaudited)

                                         For the Year Ended December 31, 2002

                                                BBX      Spin Off      BBX
                                                Post     Transact-     Pro
     (In thousands)                            Levitt      ions       Forma
                                               ------      ----       -----

     Net interest income                      158,763       709      159,472
     Provision for loan losses                 14,077        --       14,077
                                               ------    ------       ------
     Net interest income after provision
      for loan losses                         144,686       709      145,395
                                              -------       ---      -------

     Non-interest income:
     Service charges and other banking fees    40,566        --       40,566
     Investment banking income                151,156        --      151,156
     Gains on sales of real estate and
      joint venture activities                  1,303        --        1,303
     Income from unconsolidated real
      estate subsidiary                           779      (779)          --
     Gains (losses) on sales of assets
      and redemption of debt                    7,293        --        7,293
     Impairment of securities                 (18,801)               (18,801)
     Other                                      9,233        --        9,233
                                                -----      -----       -----
          Total non-interest income           191,529      (779)     190,750
                                              -------      ----      -------
     Non-interest expense:
     Employee compensation and benefits       184,965        --      184,965
     Restructuring and acquisition related
      charges and impairments                   5,932        --        5,932
     Other                                    113,516        --      113,516
                                              -------     -----      -------
         Total non-interest expense           304,413        --      304,413
                                              -------    -----      -------
     Income before income taxes,
      extraordinary items and
        cumulative effect of a change in
         accounting principle                  31,802       (70)      31,732
     Provision for income taxes                 9,622       (25)       9,597
                                                -----       ---        -----
     Income before extraordinary items
      and cumulative effect of a change
      in accounting principle                  22,180       (45)      22,135
                                               ======       ===       ======


                                  PRO FORMA STATEMENTS OF OPERATIONS
                                             (Unaudited)

                                         For the Year Ended December 31, 2002
                                                Levitt     Spin Off     Levitt
                                            As Originally  Transact-     Pro
     (In thousands)                           Reported       ions       Forma
     --------------                           --------       ----       -----

     Net interest income                          871       (709)         162
     Provision for loan losses                     --         --           --
                                                 -----      -----        -----
     Net interest income after provision
      for loan losses                             871       (709)         162
                                                  ---       ----          ---

     Non-interest income:
     Service charges and other banking fees        --         --           --
     Investment banking income                     --         --           --
     Gains on sales of real estate and
      joint venture activities                 48,521         --       48,521
     Income from unconsolidated real
      estate subsidiary                         4,570        779        5,349
     Gains (losses) on sales of assets
      and redemption of debt                       --         --           --
     Impairment of securities                      --         --           --
     Other                                      1,892         --        1,892
          Total non-interest income            54,983        779       55,762
     Non-interest expense:
     Employee compensation and benefits        13,983         --       13,983
     Restructuring and acquisition related
      charges and impairments                      --         --           --
     Other                                     16,104         --       16,104
                                               ------      ------      ------
         Total non-interest expense            30,087         --       30,087
                                               ------      ------      ------
     Income before income taxes,
      extraordinary items and
        cumulative effect of a change in
         accounting principle                  25,767         70       25,837
     Provision for income taxes                 6,254         25        6,279
                                                -----         --        -----
     Income before extraordinary items
      and cumulative
        effect of a change in accounting
         principle                             19,513         45       19,558
                                               ======         ==       ======